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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): Jume 30, 2003

                           APPLIED DNA SCIENCES, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                         2 90519            59-2262718
           ------                         -------            ----------
(State or other jurisdiction            Commission         (IRS Employer
    of Incorporation)                   File Number      Identification No.)


                9225 Sunset Boulevard Los Angeles, CA      90069
               ---------------------------------------- ----------
               (Address of principal executive offices) (Zip Code)


       Registrant's Telephone Number, including area code: (310) 860-1362



         (Former name or former address, if changed since last report.)



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Item 5.  Other Information

On or about June 9, 2003, Applied DNA Sciences, Inc. ("the Company") made a repurchase of 7,500,000 shares of its common stock by partially exercising its option with Glenn Little, the former president of ProHealth Medical Technologies, Inc. Subsequent to the Company's reorganization in October of 2002, Glenn Little granted a one year option to the Company to purchase 8,500,000 common shares held in his name for $100,000. For the Company's partial exercise, Glenn Little accepted a convertible promissory note in the amount of $88,500. On June 30, 2003 the Company returned the shares to its stock transfer agent for cancellation. Glenn Little disclosed the transaction and his disposition of shares on a Form 4.

The number of shares issued and outstanding as a result of this transaction is 16,936,722.


Exhibit
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99.3     Promissory Note.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        APPLIED DNA SCIENCES, INC.


                                        /s/ Gerhard H. Wehr
                                        ------------------------------
                                        Gerhard H. Wehr
                                        Chief Financial Officer